                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]    Preliminary Proxy Statement
[_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              GREATER BAY BANCORP
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                              GREATER BAY BANCORP

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                               ----------------

                   DATE: TUESDAY, MAY 26, 1998
                   TIME: 5:30 P.M.
                  PLACE: STANFORD PARK HOTEL
                         100 EL CAMINO REAL
                         MENLO PARK, CALIFORNIA 94025

                                [GBB LETTERHEAD]

                                                                  April   , 1998

Dear Shareholder:

  It is my pleasure to invite you to Greater Bay Bancorp's 1998 Annual Meeting of Shareholders.

  We will hold the meeting on Tuesday, May 26, 1998, at 5:30 p.m., at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025. In addition to the formal items of business, I will review the major developments of 1997, answer your questions and discuss Greater Bay's future prospects.

  This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Greater Bay.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

  We look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/ David L. Kalkbrenner

                                        David L. Kalkbrenner
                                        President and Chief Executive Officer

                              GREATER BAY BANCORP

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                   DATE: TUESDAY, MAY 26, 1998
                   TIME: 5:30 P.M.
                  PLACE: STANFORD PARK HOTEL
                         100 EL CAMINO REAL
                         MENLO PARK, CALIFORNIA 94025


Dear Shareholders:

  At our 1998 Annual Meeting, we will ask you to:

  .  Elect four directors to each serve for a term of three years;

  . Approve an amendment to our Bylaws changing the range of the number of persons who may serve on our Board of Directors;

  . Ratify the selection of Coopers & Lybrand L.L.P. as our independent accountants for 1998; and

  . Transact any other business that may properly be presented at the Annual Meeting.

  If you were a shareholder of record at the close of business on March 31, 1998, you may vote at the Annual Meeting.

  Article IV, Section 2 of our Bylaws provides for the nomination of directors in the following manner:

  "Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

  (a) the name and address of each proposed nominee;

  (b) the principal occupation of each proposed nominee;

  (c) the number of shares of capital stock of the corporation owned by each proposed nominee;

  (d) the name and residence address of the notifying shareholder; and

  (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.

  Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected."

  IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER

OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ Warren R. Thoits

                                          Warren R. Thoits
                                          Corporate Secretary

Palo Alto, California
Dated: April   , 1998

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...........................   1
  Why Did You Send Me this Proxy Statement?...............................   1
  Who is Entitled to Vote?................................................   1
  What Constitutes a Quorum?..............................................   1
  How Many Votes Do I Have?...............................................   1
  How Do I Vote By Proxy?.................................................   1
  May I Change My Vote After I Return My Proxy?...........................   2
  How Do I Vote in Person?................................................   2
  What Vote is Required to Approve Each Proposal?.........................   2
    Proposal 1: Elect Four Directors......................................   2
    Proposal 2: Approve Amendment to Bylaws Changing the Range of the
     Number of Directors..................................................   2
    Proposal 3: Ratify Selection of Independent Public Accountants........   2
  The Effect of Broker Non-Votes..........................................   2
  Is Voting Confidential?.................................................   3
  What are the Costs of Soliciting these Proxies?.........................   3
  How Do I Obtain an Annual Report on Form 10-K?..........................   3
INFORMATION ABOUT GREATER BAY STOCK OWNERSHIP.............................   4
  Does Anyone Own 5% or More of Greater Bay's Common Stock?...............   4
  How Much of Greater Bay's Common Stock is Owned by Directors and
   Executive Officers?....................................................   4
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS........................   6
  The Board of Directors..................................................   6
  The Committees of the Board.............................................   6
  Compensation Committee Interlocks and Insider Participation.............   6
  Section 16(a) Beneficial Ownership Reporting Compliance by Directors and
   Executive Officers.....................................................   7
  How We Compensate Directors.............................................   7
  Certain Relationships and Related Transactions..........................   7
  Executive Officers......................................................   8
  How We Compensate Executive Officers....................................   9
  Employment Contracts, Termination of Employment and Change in Control
   Arrangements...........................................................  11
  Executive Committee's Report on Executive Compensation..................  14
  The Report..............................................................  14
  Performance Graph.......................................................  17
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..........................  18
  Proposal 1: Elect Four Directors........................................  18
  Proposal 2: Approve Amendment to our Bylaws Changing the Permitted
   Number of Directors....................................................  20
  Proposal 3: Ratify Selection of Independent Public Accountants for 1998.  20
OTHER BUSINESS............................................................  22
INFORMATION ABOUT SHAREHOLDER PROPOSALS...................................  22

                    PROXY STATEMENT FOR GREATER BAY BANCORP
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

  We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1998 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

  Along with this Proxy Statement, we are also sending you the Greater Bay Bancorp 1997 Annual Report, which includes our financial statements.

WHO IS ENTITLED TO VOTE?

  We will begin sending this Proxy Statement, the attached Notice of Annual
Meeting and the enclosed proxy card on April   , 1998 to all shareholders
entitled to vote. Shareholders who owned Greater Bay common stock at the close of business on March 31, 1998 are entitled to vote. On this record date, there were 4,074,008 shares of Greater Bay common stock outstanding. Greater Bay common stock is our only class of voting stock. We are also authorized to issue up to 4,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

WHAT CONSTITUTES A QUORUM?

  A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

  Each share of Greater Bay common stock that you owned at the close of business on March 31, 1998 entitles you to one vote. The proxy card indicates the number of votes that you have.

HOW DO I VOTE BY PROXY?

  Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  . "FOR" the election of all four nominees for director (see pages 18-20),

  . "FOR" approval of the amendment to our Bylaws (see page 20), and

  . "FOR" ratification of the selection of independent accountants for 1998 (see pages 20-21).

  If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

  If you hold your shares of Greater Bay common stock in "street name" (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares "FOR" the election of the nominees for director set forth herein, and "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as our independent public accountants for the year ending December 31, 1998. Your broker is not entitled to vote on the proposal to amend our Bylaws unless it receives instructions from you.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

  Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

  . You may send to Greater Bay's Corporate Secretary another completed proxy card with a later date.

  . You may notify Greater Bay's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

  .  You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 31, 1998, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:              The four nominees for director who receive the most
Elect Four Directors     votes will be elected. So, if you do not vote for a
                         particular nominee, or you indicate "WITHHOLD
                         AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Our Articles of Incorporation do not permit cumulative voting.

PROPOSAL 2:              The affirmative vote of a majority of the votes cast
Approve Amendment to     at the Annual Meeting on this proposal is required to
Bylaws Changing the      approve the Amendment to our Bylaws. So if you
Range of the Number      "ABSTAIN" from voting, it has the same effect as if
of Directors             you voted "against" this proposal.

PROPOSAL 3:              The affirmative vote of a majority of the votes cast
Ratify Selection of      at the Annual Meeting on this proposal is required to
Independent Public       Selection of Independent ratify the selection of
Accountants              independent public accountants. So, if you "ABSTAIN"
                         from voting, it has the same effect as if you voted
                         "against" this proposal.



THE EFFECT OF BROKER NON-VOTES
                         If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you.

                         If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

                         If your broker does not vote your shares on Proposal 3, it will have the same effect as a vote "against" the proposal.

                         For Proposal 2, a broker non-vote has the same effect as a vote "against" this proposal.

IS VOTING CONFIDENTIAL?

  We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspectors of Election (representatives of U.S. Stock Transfer Corporation) and certain employees of our independent tabulating agent (U.S. Stock Transfer Corporation) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

  We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Shareholder Communications Corporation to seek the proxies of custodians, such as brokers, who hold shares which belong to other people. This service will cost Greater Bay approximately $10,000.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

  IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                               GREATER BAY BANCORP
                               2860 WEST BAYSHORE ROAD
                               PALO ALTO, CALIFORNIA 94303
                               ATTENTION: SHAWN E. SAUNDERS, CONTROLLER

                 INFORMATION ABOUT GREATER BAY STOCK OWNERSHIP

DOES ANYONE OWN 5% OR MORE OF GREATER BAY'S COMMON STOCK?

  No. As of March 31, 1998, we did not know of any individual or company which beneficially owned 5% or more of Greater Bay common stock.

HOW MUCH OF GREATER BAY'S COMMON STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

  The following table shows, as of March 31, 1998, "beneficial ownership" of Greater Bay common stock by each of Greater Bay's directors, nominees for director and executive officers, and for directors and executive officers as a group. The Securities and Exchange Commission has defined "beneficial ownership" to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if they own it in the usual sense, but also if they have the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days.

  Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated in the table below, no director or executive officer of Greater Bay shares beneficial ownership of the same Greater Bay common stock with anyone else.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                  OWNED(2)
                                                             ------------------
                                                             NUMBER  PERCENTAGE
                                                               OF        OF
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)            SHARES   CLASS(3)
          ---------------------------------------            ------- ----------
George R. Corey(4)..........................................  42,249    1.04
John W. Gatto(5)............................................  23,386    0.57
David R. Hood(6)............................................  22,787    0.56
James E. Jackson(7).........................................  49,699    1.22
David L. Kalkbrenner(8).....................................  49,333    1.21
Rex D. Lindsay(9)...........................................  47,322    1.16
George M. Marcus(10)........................................  35,452    0.87
Duncan L. Matteson(11)......................................  47,578    1.17
Glen McLaughlin(12).........................................  31,703    0.78
Dick J. Randall(13)......................................... 107,594    2.64
Donald H. Seiler(14)........................................  38,619    0.95
Roger V. Smith(15)..........................................   1,483    0.04
Steven C. Smith(16).........................................  37,160    0.91
Shawn E. Saunders(17).......................................     768    0.02
Warren R. Thoits(18)........................................  32,993    0.81
Edwin E. van Bronkhorst(19).................................  29,408    0.72
All directors and executive officers as a group (16
 persons)(20)............................................... 597,534   14.67

--------
 1) The address for each of the beneficial owners is care of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303.
 2) Includes shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
 3) Shares of Greater Bay common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 1998 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
 4) Includes 9,655 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
 5) Includes 6,694 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
 6) Includes 5,526 shares held in an IRA for Mr. Hood, 1,595 shares held jointly by Mr. Hood and his spouse, 683 shares in a 401(k) plan for Mr. Hood and 14,983 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
 7) Includes 32,229 shares held jointly by James E. Jackson and his spouse, 1,491 shares held in an IRA for the benefit of Mr. Jackson's spouse, 7,063 shares held in an IRA for Mr. Jackson, 1,385 shares held in a 401(k) plan for Mr. Jackson, and 7,531 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
 8) Includes 9,997 shares held in an IRA for Mr. Kalkbrenner and 19,312 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
 9) Includes 38,072 shares held by the Rex D. and Leanor L. Lindsay Family Trust and 9,250 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
10) Includes 4,728 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
11) Includes 35,589 shares held jointly with Mr. Matteson's spouse as trustees of the Matteson Family Trust, 11,000 shares held by the Matteson Realty Services, Inc. Defined Benefit Employees' Retirement Trust and 989 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
12) Includes 16,817 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
13) Includes 104,991 shares held by the Dick J. and Carolyn L. Randall Trust and 2,418 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
14) Includes 33,491 shares held jointly with Mr. Seiler's spouse as trustees of the Seiler Family Trust and 5,128 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
15) Includes 500 shares held in an IRA for Mr. Smith.
16) Includes 2,555 shares held in a 401(k) Plan for Mr. Smith, 5,958 shares held jointly by Mr. Smith and his spouse, 3,766 shares held in an IRA for Mr. Smith, 370 shares held in an IRA for his spouse and 24,511 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
17) Includes 500 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1998.
18) Includes 12,082 shares held by Mr. Thoits as trustee of the Warren R. Thoits Trust dated December 30, 1983, 5,836 shares held by Thoits Brothers, Inc., 10,947 shares for which Mr. Thoits is the record holding trustee and 4,128 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
19) Includes 22,580 shares held jointly with Mr. van Bronkhorst's spouse as trustees of the E. E. van Bronkhorst Trust dated July 12, 1997 and 6,828 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.
20) Includes 128,244 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 1998.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

  The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Co-Chairmen, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

  Greater Bay's Bylaws currently permit the number of Board members to range from seven (7) to thirteen (13), leaving the Board authority to fix the exact number of directors within that range. The Board has recently adopted, subject to shareholder approval, an amendment of the Bylaws that permits the number of Board members to range from nine (9) to seventeen (17). The Board has fixed the exact number of directors at thirteen (13).

  The Board met 12 times during 1997. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

THE COMMITTEES OF THE BOARD

  The Board may delegate portions of its responsibilities to committees of its members. These "standing committees" of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: an Audit Committee, an Executive Committee, a Loan Committee, a Trust Oversight Committee and an Investment/Asset-Liability Management Committee ("Investment/ALCO Committee").

  The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors. The Audit Committee annually recommends a firm of public accountants to serve as external auditors to the Board. It also makes certain that the external auditors have the independence necessary to freely examine all of Greater Bay's books and records. The Audit Committee held four meetings during 1997. Mr. Seiler chairs the Audit Committee and Messrs. McLaughlin, Randall and Thoits are also members.

  Our Executive Committee also acts as our Executive Compensation Committee and Nominating Committee. In performing its duties as the Executive Compensation Committee, the Executive Committee determines the salary and bonus structure of Greater Bay's executive officers. It also supervises compensation for our other officers, administers our retirement plan, and determines appropriate awards under the Greater Bay Bancorp 1996 Stock Option Plan.

  In performing its duties as the Nominating Committee, the Executive Committee selects management nominees to stand for election as directors. It also considers nominations made to the Board by shareholders, provided such nominations comply with Greater Bay's Bylaws. The Executive Committee held four meetings during 1997. Mr. Matteson chairs the Executive Committee and Messrs. Gatto, Kalkbrenner, Lindsay and van Bronkhorst also are members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Our Executive Committee acts as our Executive Compensation Committee. The members of the Executive Committee are Messrs. Gatto, Matteson, Kalkbrenner, Lindsay and van Bronkhorst. None of these persons serves or has served as an officer or employee of Greater Bay or its subsidiaries, except for Mr. Kalkbrenner, who serves as the Chief Executive Officer and President of Greater Bay. In addition, Mr. Matteson has an interest in a building leased by Mid-Peninsula Bank ("MPB"). See "Certain Relationships and Related Transactions" herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE BY DIRECTORS AND EXECUTIVE OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the Securities and Exchange Commission and The Nasdaq Stock Market on changes in their beneficial ownership of Greater Bay common stock, and to provide Greater Bay with copies of the reports.

  Based on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

HOW WE COMPENSATE DIRECTORS

  Greater Bay has a policy of compensating non-officer directors for their service on the Board and for their attendance at committee meetings. In 1997, the Co-Chairmen of the Board of Greater Bay received annual retainers of $14,000. All other non-officer directors received annual retainers of $9,000. Loan Committee members received retainers of $6,000, Trust Oversight Committee members received retainers of $3,000, and Audit and Investment/ALCO Committee members received retainers of $1,000. Members of the Boards of Directors of Cupertino National Bank ("CNB") and MPB received retainers of $1,800 each, while each director of Peninsula Bank of Commerce ("PBC") received $9,600. Mr. Kalkbrenner's compensation is discussed below in the section entitled "How We Compensate Executive Officers." The estimated total compensation for the Board of Directors in 1997 was $144,500.

  In addition, directors are eligible to participate in Greater Bay's 1996 Option Plan and the Greater Bay 1997 Elective Deferred Compensation Plan. All stock options granted to non-officer directors vest in equal annual installments over five-year periods beginning on the date of grant, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Greater Bay, through its subsidiaries has had and expects in future to have banking transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others. We believe that such transactions involving loans did not present more than normal risk of noncollectibility or present other unfavorable features. The Federal Reserve Act, as amended, limits the loans to our executive officers by amount and purpose.

  MPB leases its offices at 420 Cowper Street, Palo Alto, California 94301 from MPB Associates, a tenant-in-common arrangement. Three directors of Greater Bay, Messrs. Matteson, Seiler and Thoits, and four other directors of MPB, together own an approximately 51% interest in MPB Associates. The acquisition of MPB's leased premises by MPB Associates did not result in a change in the terms of MPB's lease.

  The lease, which originally expired in May 1993, has been extended through January 2000. MPB pays an annual rental of $560,000 for the entire leased space. Additionally, MPB pays real property taxes, utilities, and building insurance, to the extent they exceed, on an annual basis, $1.40 per rentable square foot, $1.60 per rentable square foot, and $0.17 per rentable square foot, respectively. MPB received a rent adjustment on June 1, 1997, and will receive similar adjustments every following 12 months, based on the change in the immediately preceding year over 1992 in the Consumer Price Index for All Urban Consumers, San Francisco/Oakland Metropolitan Area, All-Items (1967 =
100) as published by the U.S. Department of Labor, Bureau of Labor Statistics. The lease also contains a provision granting MPB a right of first refusal to purchase the building during the term of the lease upon the same terms and conditions that the landlord is willing to accept from a third party.

EXECUTIVE OFFICERS

  Set forth below are the names and biographies of Greater Bay's executive officers.

         NAME AND AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ------------            --------------------------------------------
 David L. Kalkbrenner, (58).. President, Chief Executive Officer and director of Greater Bay, and director of MPB. He has held
                              such positions with Greater Bay since 1994 and
                              with MPB since 1987. In addition, Mr. Kalkbrenner
                              served as President and Chief Executive Officer
                              of MPB from 1987 until March 1998. He was
                              employed by Crocker National Bank from 1963 to
                              1986. From 1981 to 1986, he served as First Vice
                              President and Regional Manager of the Mid-
                              Peninsula region, with administrative offices
                              located in Palo Alto. He was responsible for the
                              administration of 14 full-service branches from
                              San Carlos to Sunnyvale, a business banking
                              center in Palo Alto and the private banking
                              office, also located in Palo Alto. From 1977 to
                              1981, Mr. Kalkbrenner was Vice President and
                              Manager of the main office of Crocker National
                              Bank in Palo Alto. He is a member of the board of
                              directors of the College of Notre Dame and is a
                              former director of the Palo Alto Chamber of
                              Commerce and the Community Association for the
                              Retarded.
 Steven C. Smith, (46)....... Executive Vice President, Chief Operating Officer
                              and Chief Financial Officer of Greater Bay since
                              November 1996, and Executive Vice President and
                              Chief Operating Officer of CNB since 1995. Mr.
                              Smith is a certified public accountant who joined
                              Cupertino National Bancorp and CNB in December
                              1993 as Senior Vice President and Chief Financial
                              Officer, and in 1995 was named Executive Vice
                              President and Chief Operating Officer of
                              Cupertino National Bancorp and CNB. From July
                              1993 to December 1993, Mr. Smith served as
                              Executive Vice President and Chief Financial
                              Officer of Commercial Pacific Bank. From 1992 to
                              July 1993, Mr. Smith served as Executive Vice
                              President and Chief Financial Officer of First
                              Charter Bank. From 1984 to 1991, Mr. Smith served
                              as Senior Vice President of Finance and Treasurer
                              of Fidelity Federal Bank, a federal savings bank.
 David R. Hood, (53)......... Executive Vice President and Chief Lending
                              Officer of Greater Bay since November 1996. Since
                              April 1995 he has served as Executive Vice
                              President and Chief Lending Officer of CNB. From
                              April 1985 to March 1995, he held the positions
                              of Vice President, Senior Vice President, and
                              Senior Loan Officer, Executive Vice President and
                              Senior Loan Officer, and President of University
                              Bank & Trust. From 1967 to 1985 Mr. Hood held
                              various positions, the most recent of which was
                              Vice President and Manager of the San Mateo
                              Business Loan Center for Wells Fargo, N.A.
 Shawn E. Saunders, (38)..... Senior Vice President and Controller of Greater
                              Bay, and Chief Financial Officer of CNB and MPB
                              since March 1997 and PBC since March 1998. Mr.
                              Saunders is a certified public accountant. From
                              August 1995 to February 1997 he served as Vice
                              President and Chief Financial Officer of the
                              Orange County Business Council Credit Union. From
                              February 1993 to July 1995 Mr. Saunders served as
                              Vice President and Controller of All Pacific
                              Mortgage Company. From 1985 to 1993 Mr. Saunders
                              held various positions with Coopers & Lybrand
                              L.L.P., most recently as an Audit Manager.

HOW WE COMPENSATE EXECUTIVE OFFICERS

  The following table summarizes information about compensation paid to or earned by our Chief Executive Officer, David Kalkbrenner. It also summarizes the compensation paid to or earned by our three other most highly compensated officers, who are the only executive officers of Greater Bay who perform policy-making functions and who earned salary and bonus compensation in excess of $100,000 during 1997. In all cases, the officers concerned earned all the compensation shown for their services, in all their capacities, to Greater Bay, its predecessors, or its subsidiaries during the years 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                          --------------------------------- -------------------------
                                                             SECURITIES
                                               OTHER ANNUAL  UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS  COMPENSATION OPTIONS/SARS COMPENSATION
        POSITION          YEAR (1)($)  (2)($)     (3)($)      (4) (#)       (5)($)
   ------------------     ---- ------- ------- ------------ ------------ ------------
David L. Kalkbrenner....  1997 261,028 225,000    8,400        15,000       88,300
 President and CEO of
 Greater Bay              1996 182,083 124,000    8,400        20,000       71,054
 and MPB                  1995 150,000  97,000    8,400        15,000       45,033
Steven C. Smith.........  1997 164,386 130,268    6,000        11,250       37,830
 Executive Vice
 President, COO and       1996 139,020  70,860    6,000         9,131       28,501
 CFO of Greater Bay, EVP
 and COO                  1995 127,250  48,000    6,000         8,968        7,033
 of CNB
David R. Hood...........  1997 150,823 110,000    6,000         7,500       43,968
 Executive Vice
  President and Chief     1996 124,120  62,490    6,000         7,131       31,354
 Lending Officer of
 Greater Bay and          1995  85,462  48,000    4,250        13,453        2,153
 CNB
Shawn E. Saunders (6)...  1997  84,323  60,000    4,500         7,500        4,210
 Senior Vice President
  and Controller          1996     --      --       --            --           --
 of Greater Bay and
  Chief Financial         1995     --      --       --            --           --
 Officer of CNB, MPB and
 PBC

--------
(1) Annual salary includes cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under Greater Bay's 401(k) Plan.
(2) Amounts indicated as bonus payments were earned for performance during 1997, 1996, and 1995 but paid in the first quarters of 1998, 1997, and 1996, respectively. Also included in amounts indicated as bonus payments are any amounts deferred at the election of those officers under Greater Bay's Deferred Compensation Plan.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1997, 1996, or 1995. Amounts shown are for automobile allowances.
(4) Under the Greater Bay Bancorp 1996 Option Plan (the "1996 Option Plan"), options may be granted to directors and key, full-time salaried officers and employees of Greater Bay or its subsidiaries. Options granted under the 1996 Option Plan are either incentive options or non-statutory options. Options granted under the 1996 Option Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options granted under the 1996 Option Plan are adjusted to protect against dilution in the event of certain changes in Greater Bay's capitalization, including stock splits and stock dividends. All options granted to executive officers were incentive stock options and have an exercise price equal to the fair market value of Greater Bay's common stock on the date of grant. For David L. Kalkbrenner, the amounts shown have been adjusted to give effect to a five percent stock dividend in December 1993, and the conversion ratio pertaining to the merger transaction whereby WestCal National Bank merged with and into MPB and MPB became a wholly owned subsidiary of Greater Bay, which transaction was consummated on October 7, 1994. For Steven C. Smith and David R. Hood, the amounts shown give effect to the conversion ratio pertaining to the merger between Greater Bay and Cupertino National Bancorp which became effective on November 27, 1996.
(5) Amounts shown for David L. Kalkbrenner include $2,400 in directors' fees, $3,903 in term life insurance premiums, $31,800 accrued under his Executive Salary Continuation Agreement and $6,930 in 401(k) plan matching contributions in 1995; $2,400 in directors' fees, $11,000 in term life insurance premiums, $50,529 accrued under his Executive Salary
    Continuation Agreement and $7,125 in 401(k) plan matching contributions in 1996; $82,237 accrued under Greater Bay's Supplemental Executive
    Retirement Plan and $6,063 in 401(k) plan matching contributions in 1997.

    Amounts shown for Steven C. Smith include $4,500 in 401(k) plan matching contributions and $2,513 to fund retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $23,751 to fund retirement benefits in 1996; $31,775 accrued under Greater Bay's Supplemental Executive Retirement Plan and $6,063 in 401(k) plan matching contributions in 1997.

    Amounts shown for David R. Hood, who joined Greater Bay in April 1995, include $2,153 in payments to fund his retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $26,604 to fund his retirement benefits in 1996; $37,905 accrued under Greater Bay's Supplemental Executive Retirement Plan and $6,063 in 401(k) plan matching contributions in 1997.

  Amount shown for Shawn E. Saunders, who joined Greater Bay in March 1997, includes $4,210 in 401(k) plan matching contributions in 1997.

(6) Amounts shown for Shawn E. Saunders, who joined Greater Bay in March 1997, are amounts earned for the period March 26, 1997 through December 31, 1997.

  The following table sets forth information concerning stock options granted during the year ended December 31, 1997 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS IN FISCAL 1997
                         ---------------------------------------------------------------
                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                         NUMBER OF                                 ANNUAL RATES OF STOCK
                         SECURITIES % OF TOTAL                     PRICE APPLICATION FOR
                         UNDERLYING  OPTIONS   EXERCISE               OPTION TERM(1)
                          OPTIONS   GRANTED TO PRICE(3) EXPIRATION ---------------------
          NAME           GRANTED(2) EMPLOYEES   ($/SH)     DATE     @5%($)    @10% ($)
          ----           ---------- ---------- -------- ---------- --------- -----------
David L. Kalkbrenner....   15,000      9.62%    49.00    12/16/07    462,238   1,171,401
Steven C. Smith.........   11,250      7.21%    49.00    12/16/07    346,678     878,551
David R. Hood...........    7,500      4.81%    49.00    12/16/07    231,119     585,700
Shawn E. Saunders.......    5,000      3.21%    49.00    12/16/07    154,079     390,467
                            2,500      1.60%    27.50    03/26/07     43,237     109,570

--------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1997 at $49.00 would yield profits of $30.82 per share at 5% appreciation over ten years, or $78.09 per share at 10% appreciation over the same period. One share of stock purchased in 1997 at $27.50 would yield profits of $17.29 per share at 5% appreciation over ten years, or $43.83 per share at 10% appreciation over the same period.
(2) Generally, options granted under the 1996 Option Plan vest at the rate of 20% of the options granted for each full year of the optionee's continuous employment with Greater Bay and are exercisable to the extent vested. See also "Employment Contracts, Termination of Employment and Change in Control Arrangements" herein.

(3) All options listed were granted at the estimated fair market value on the date of grant.

  The following table sets forth the specified information concerning exercises of options to purchase Greater Bay common stock in the fiscal year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table.

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
                                    VALUES

                                                    NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON               OPTIONS AT 12/31/97 (#)       12/31/97 ($)(1)
                          EXERCISE      VALUE     ------------------------- -------------------------
          NAME               (#)     REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ------------ ----------- ------------- ----------- -------------
David L. Kalkbrenner....    4,682       66,390      17,254       38,267       586,493      717,983
Steven C. Smith.........      --           --       24,511       17,250       899,140      157,513
David R. Hood...........    1,200       18,888      14,983       11,900       549,721      115,500
Shawn E. Saunders.......      --           --          --         7,500           --        51,250

--------
(1) Based on the closing price of Greater Bay common stock on December 31, 1997, the last trading day in 1997, which was $48.00.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

 Employment Contracts

  Effective March 3, 1992, MPB entered into a two-year employment agreement with its President and Chief Executive Officer, David L. Kalkbrenner, which provides for automatic one-year extensions, until the agreement is terminated as described below. The agreement, as amended, provides for, among other things (a) a base salary of $135,000 per year, which the Board may adjust at its discretion; (b) a discretionary annual bonus based upon Greater Bay's pre-tax net profits; (c) in the event that Mr. Kalkbrenner becomes disabled so that he cannot perform his duties, payment to him of his base salary for six months, reduced by any amounts received by him from state disability insurance, worker's compensation, or similar insurance provided by Greater Bay; (d) four weeks annual vacation; (e) a $500,000 life insurance policy; (f) an automobile allowance; and (g) reimbursement for ordinary and necessary expenses incurred by Mr. Kalkbrenner in connection with his employment.
Mr. Kalkbrenner's employment may be terminated under the agreement with or without cause. Upon Mr. Kalkbrenner's involuntary termination of employment for any reason or upon his termination of employment on account of a change in control, Mr. Kalkbrenner will be entitled to receive severance benefits under the Greater Bay Bancorp Termination and Layoff Pay Plan II or the Greater Bay Bancorp Change in Control Pay Plan II, as applicable, as described below.

  Greater Bay and CNB have also entered into Employment, Severance and Retirement Benefits Agreements with Steven C. Smith, effective as of September 1, 1994, and David R. Hood, effective as of April 14, 1994. The term of each agreement commences on the effective date of the agreement and continues until the termination, retirement, resignation or death of the officer. In addition, each agreement, as amended, sets the officer's beginning annual salary, subject to annual cost of living adjustments, with the initial salary payable to Mr. Smith being set at $135,000 and the initial salary payable to Mr. Hood being set at $120,000. Each agreement also provides that the officer's employment may be terminated with or without cause. Upon such officer's involuntary termination of employment for any reason or upon his termination of employment on account of a change in control, such officer will be entitled to receive severance benefits under the Greater Bay Bancorp Termination and Layoff Pay Plan II or the Greater Bay Bancorp Change in Control Pay Plan II, as applicable, as described below.

 Change in Control Plans

  Effective January 1, 1998, our Board of Directors adopted the Greater Bay Bancorp Change in Control Pay Plan I (the "Change in Control Plan I") and the Greater Bay Bancorp Change in Control Pay Plan II (the "Change in Control Plan II") (collectively, the "Plans") to provide eligible employees of Greater Bay and its subsidiaries and certain executives of Greater Bay, respectively, with severance benefits upon their termination of employment on account of a change in control. The Plans provide that a change in control occurs when Greater Bay, a subsidiary, branch, division or other entity employing an eligible employee or covered executive is sold or otherwise transferred in ownership to new ownership.

  The Plans generally provide each participant with a base benefit based on the participant's pay, full years of service with Greater Bay or its subsidiary, and his or her title or position at Greater Bay or the subsidiary as of the date he or she terminates employment, and an added benefit based on the participant's pay and his or her full years of service as of the date of his or her termination of employment. "Pay" for purposes of the Plans means the total annual compensation paid to an employee, including base wages and average bonuses paid to the employee for the three most recent years.

  Under the Change in Control Plan I, in the event of his termination of employment within two years of a change in control, Shawn E. Saunders, as a member of Greater Bay's Executive Management Committee, a committee of Greater Bay's senior officers who handle operational and management issues, will be entitled to receive a base benefit equal to 12 months of pay and an added benefit of 2 weeks of pay for each full year of service, up to a maximum severance benefit of 18 months of pay.

  Under the Change in Control Plan II, the Chief Executive Officer ("CEO"), Chief Operating Officer ("COO"), Chief Financial Officer ("CFO") and Chief Lending Officer ("CLO") of Greater Bay are the only employees who are currently eligible to participate. In the event of his termination of employment within three years of a change in control, David L. Kalkbrenner, in his capacity as CEO, will be entitled to receive a base benefit equal to 25 months of pay and an added benefit of two weeks of pay for each full year of service, for a maximum severance benefit of up to three years of pay; Steven
C. Smith, in his capacity as COO and CFO, will be entitled to receive a base benefit equal to 20 months of pay and an added benefit of 2 weeks of pay for each full year of service, for a maximum severance of up to two and one half years of pay, and David R. Hood, in his capacity as CLO, will be entitled to receive a base benefit equal to 18 months of pay and an added benefit of two weeks of pay for each full year of service, for a maximum severance benefit of up to two years of pay.

 Termination and Layoff Plans

  Our Board has also adopted the Greater Bay Bancorp Termination and Layoff Pay Plan I (the "Termination Plan I") and the Greater Bay Bancorp Termination and Layoff Pay Plan II (the "Termination Plan II") (collectively, the "Plans"), effective January 1, 1998, to provide severance benefits to eligible employees of Greater Bay or its subsidiaries and certain executives of Greater Bay, respectively, upon the termination of their employment for reasons provided in the Plans.

  The severence benefits provided under the Plans are based on a participant's pay and his or her title or position at Greater Bay or the subsidiary as of the date of his or her involuntary termination of employment or layoff. "Pay" for purposes of the Plans means the total annual compensation paid to an employee, including base wages and average bonuses paid to the employee for the three most recent years.

  Under the Termination Plan I, upon his involuntary termination of employment or layoff, Shawn E. Saunders, as a member of Greater Bay's Executive Management Committee, will be entitled to receive a severance benefit equal to 12 months of pay.

  Under the Termination Plan II, the CEO, COO, CFO and CLO of Greater Bay are the only employees who are currently eligible to participate. Upon his involuntary termination of employment or layoff, David L. Kalkbrenner, in his capacity as CEO, will be entitled to receive a severance benefit equal to 25 months of pay; Steven C. Smith, in his capacity as COO and CFO, will be entitled to receive a severance benefit equal to 20 months of pay, and David
R. Hood, in his capacity as CLO, will be entitled to receive a severance benefit equal to 18 months of pay.

 Greater Bay's Stock Option Plan

  In 1996, our Board of Directors adopted the Greater Bay Bancorp 1996 Stock Option Plan ("1996 Option Plan"). The 1996 Option Plan allows Greater Bay to offer selected employees, directors and consultants an opportunity to purchase Greater Bay common stock. Through this plan, the Board hopes to motivate such individuals by giving them an ownership interest in Greater Bay's success. The 1996 Option Plan provides for the grant of two types of options. The exercise of one of these types of options results in the imposition of income tax.

  Options granted under the 1996 Option Plan contain a provision which takes effect upon a "change in control" at Greater Bay. The 1996 Option Plan provides that a change in control has occurred if: (a) the Board has had a change in composition, as a result of which fewer than half of the then serving directors had served as directors of Greater Bay for two or more years (including prior service to either Cupertino National Bancorp or Mid-Peninsula Bancorp) before this change; (b) the Board has had a change in composition so that fewer than half of the directors then serving had received the affirmative vote of a majority of those directors who had served in office at either the time of the merger of Cupertino National Bancorp and Mid-Peninsula Bancorp or two years prior to the change in composition in question, whichever happened later, and who continued to serve at the time of the new director's election; or (c) any "person" (as defined by Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) became the direct or beneficial owner of securities of Greater Bay representing 50% or more of the combined voting power of our then outstanding securities. Prior to the happening of any such change in control, all options granted under the 1996 Option Plan will become immediately exercisable.

 Supplemental Executive Retirement Plan

  In December 1997, our Board of Directors approved the implementation of the Greater Bay Bancorp Supplemental Executive Retirement Plan ("SERP"), which provides supplemental retirement benefits to a select group of management or highly compensated employees of Greater Bay and its subsidiaries who have titles of senior vice president or above. Certain senior officers of Greater Bay, including our Chief Executive Officer, David L. Kalkbrenner, who had previously entered into Executive Salary Contribution Ageements with MPB, will now receive their retirement benefits under the SERP rather than pursuant to such agreements. Greater Bay's Board of Directors designates those employees who are eligible to participate in the SERP.

  The SERP provides benefits equal to a targeted percentage of estimated final compensation. Estimated final compensation is the estimated compensation, excluding bonus, at the time of a participant's normal retirement age. The percentage of estimated final compensation is determined by reference to a participant's title at Greater Bay or its subsidiary at the time of his or her termination of employment or retirement. In no case will the targeted percentage exceed 65% of estimated final compensation as of the date of the participant's normal retirement or termination of employment.

  A participant who terminates employment on his or her normal retirement date will receive 100% of his or her targeted percentage of estimated final compensation as a benefit under the SERP. Whether a participant will receive 100% of his or her benefit under the SERP if he or she terminates employment before normal retirement will be determined on the basis of his or her years of service at the time of termination of employment. A participant who terminates employment before his or her normal retirement age may receive a reduced benefit, based on his or her vested interest in the benefits as of the date of termination of employment. The CEO, COO, CFO and CLO (collectively, the "Key Executives") will vest 20% after five years of service and 20% for each year thereafter, with 100% vesting after ten or more years of service; members of the Executive Management Committee who are participants in the SERP will vest 10% after five years of service, 10% for each year thereafter, with 100% vesting after 15 or more years of service, and participants who are senior vice presidents will vest 10% from year six to year ten, and 5% from year 11 through 20, with 100% vesting after 20 years of service. Participants who are Key Executives and participants who are members of the Executive Management Committee will become 100% vested in their benefits upon a change in control, regardless of their years of service.

  Finally, the SERP provides that the normal retirement age for participants who are Key Executives is 62, and the normal retirement for all other participants is 65, and that distributions under the SERP will be made in the form of a 15-year certain life annuity.

  David L. Kalkbrenner, in his capacity as CEO, will be entitled to receive a benefit under the SERP equal to 65% of his estimated final base compensation at his normal retirement age of 62; Steven C. Smith, in his capacity as COO and CFO, and David R. Hood, in his capacity as CLO, will be entitled to receive a benefit under the SERP equal to 60% of their estimated final compensation at normal retirement age of 62, and Shawn E. Saunders, as a member of the Executive Management Committee, will be entitled to receive a benefit equal to 55% of his estimated final compensation at his normal retirement age of 65.

  As of December 31, 1997, Mr. Kalkbrenner was credited with ten years of service under the SERP; Mr. Smith was credited with eight years of service under the SERP; Mr. Hood was credited with eight and one half years of service under the SERP, and Mr. Saunders was credited with one year of service under the SERP.

            EXECUTIVE COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

  Set forth below is a report of our Executive Committee addressing the compensation policies for 1997 applicable to our executive officers.

  The Report of the Executive Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Greater Bay specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

THE REPORT

  The Executive Committee of the Board of Directors acts as our Executive Compensation Committee. The Executive Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Executive Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers. Currently, the members of the Executive Committee are John M. Gatto, Duncan L. Matteson, David L. Kalkbrenner, Rex D. Lindsay and Edwin E. van Bronkhorst. Each member of the Executive Committee is a non-employee director, except for Mr. Kalkbrenner.

  Greater Bay's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Executive Committee believes that this performance goal, and the long-term interests of our shareholders generally, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Executive Committee believes that our executive officer compensation policies are consistent with this policy.

  In addition, the Executive Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to Greater Bay's performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist Greater Bay in attracting and retaining qualified employees critical to Greater Bay's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

  Certain of our executive officers, including the Chief Executive Officer, have written employment agreements which were entered into prior to the merger of Cupertino National Bancorp and Mid-Peninsula

Bancorp, Greater Bay's predecessor companies (see "INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS--Employment Contracts, Termination of Employment and Change in Control Arrangements"). The base salaries and bonuses paid to these executive officers for 1997 were originally established and approved by the respective compensation committees of Mid-Peninsula Bancorp and Cupertino National Bancorp. The Executive Committee, on which two former members of each of the Mid-Peninsula Bancorp and Cupertino National Bancorp compensation committees serve, subsequently approved and ratified the determinations by the Mid-Peninsula Bancorp and Cupertino National Bancorp compensation committees regarding 1997 compensation under the employment agreements. In addition, the level of compensation granted to other executive officers from time to time, is determined by the Executive Committee based on factors that the Executive Committee deems appropriate.

  Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Executive Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position, (ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, levels of general and administrative expense and budget variances) of Greater Bay for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) compensation levels paid by comparable companies in similar industries, (vi) the officer's length of service with Greater Bay, and (vii) the officer's effectiveness in dealing with external and internal audiences. The Executive Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

  The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of March 3, 1992. The agreement set Mr. Kalkbrenner's base salary at $135,000 for the calendar year ended December 31, 1992, and provides for annual adjustments by the Board of Directors and for a discretionary annual bonus based upon the pre-tax net profits of Greater Bay. In addition, the Chief Executive Officer's compensation for 1997 was based in part on his progress in achieving certain additional criteria. These criteria included integration of CNB and MPB under Greater Bay's multi-bank holding company structure, completing the acquisition of Greater Bay's newest subsidiary, PBC, results in meeting Greater Bay's strategic business plan, and 1997 financial performance. Based on the foregoing, in 1997 Mr. Kalkbrenner received a base salary of $260,000 and a bonus of $225,000.

  While the Executive Committee establishes salary and bonus levels based on the above described criteria, the Executive Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by Greater Bay pursuant to the 1996 Option Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to each of the executive officers and to other officers or key employees of Greater Bay. Through the 1996 Option Plan, there will be an additional direct relationship between Greater Bay's performance and benefits to plan participants.

  In addition, through Greater Bay's Employee Stock Purchase Plan ("ESPP"), eligible employees of Greater Bay and its subsidiaries who are scheduled to work at least 20 hours a week may acquire an interest in our growth and productivity. Under the ESPP, participants may purchase shares of Greater Bay common stock through payroll deductions. The purchase price per share generally equals 85% of the lesser of the fair market value of a share on the first or last day of the offering period. Offering periods are for three months, commencing the first day of each calendar quarter.

  Eligible employees are also able to participate in Greater Bay's 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of Greater Bay and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that Greater Bay and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 62.5% of the 401(k) contributions made by such participants, up to 8% of their individual compensation.

  Finally, our Board of Directors adopted the Greater Bay Bancorp 1997 Elective Deferred Compensation Plan at its December 1997 meeting (the "Deferred Compensation Plan"). The Deferred Compensation Plan is an unfunded Plan that provides deferred compensation benefits to directors and a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Greater Bay and its subsidiaries.

  Through these various compensation programs, the Executive Committee believes that Greater Bay furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase Greater Bay's profitability and maximize shareholder value.

Dated: April   , 1998                     EXECUTIVE COMMITTEE
                                          Duncan L. Matteson, Chairman
                                          John M. Gatto
                                          David L. Kalkbrenner
                                          Rex D. Lindsay
                                          Edwin E. van Bronkhorst

PERFORMANCE GRAPH

  The following graph compares, for the period December 31, 1992 through December 31, 1997, the yearly percentage change in Greater Bay's cumulative total return on its common stock with the cumulative total return of (i) the NASDAQ--Total US (formerly called the "NASDAQ Total Return Index"), an index consisting of Nasdaq-listed U.S.-based companies; (ii) the (Greater than)$1 Billion Independent Bank Proxy, an index comprised of independent banks and bank holding companies with less than $1 billion in assets; and (iii) the SNL $1B-$5B Bank Index, an index composed of a survey of banks and bank holding companies having between $1 billion and $5 billion in total assets. We have added the SNL $1B-$5B Bank Index to the Performance Graph this year because, during 1997, Greater Bay's assets grew to more than $1 billion. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future stock performance.

  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Greater Bay specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
                              GREATER BAY BANCORP

                           TOTAL RETURN PERFORMANCE



                             [GRAPH APPEARS HERE]



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                            PERIOD ENDING
                        -----------------------------------------------------
INDEX                   12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
-----                   -------- -------- -------- -------- -------- --------
Greater Bay Bancorp      100.00   103.25   193.81   263.17   391.25   783.73
NASDAQ - Total US        100.00   114.80   112.21   158.70   195.19   239.53
(Greater Tham)$1B
 Independent Bank
 Proxy                   100.00   128.54   121.70   168.48   248.78   442.97
SNL $1B-$5B Bank Index   100.00   120.19   126.54   170.16   220.59   367.88

--------
Source: SNL Securities L.C.

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECT FOUR DIRECTORS

  The Board has nominated four persons for election as Class I Directors at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2001, or until they resign.

  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

  The following table sets forth the names and biographies of the four persons nominated by the Board to serve as Class I Directors. The table also sets forth the names and biographies of our Class II and Class III Directors.

       NAME AND AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       ------------            --------------------------------------------
CLASS I NOMINEES
 George M. Marcus (56).... Director of Greater Bay since March, 1998. He served as a director of MPB from 1987 until March 1998. Mr.
                           Marcus is the founder of The Marcus & Milichap
                           Company, the nation's fourth largest commercial real
                           estate brokerage firm, and currently serves as a
                           director of such firm. He also serves as director of
                           Essex Property Trust, a real estate investment trust
                           company. Mr. Marcus is an advisor to the University
                           of California, Berkeley Center for Real Estate and
                           Urban Economics, and serves on the board of trustees
                           of the Fine Arts Museums of San Francisco. Mr.
                           Marcus is a former founding director of Plaza Bank
                           of Commerce in San Jose.
 Duncan L. Matteson (63).. Co-Chairman of the Board of Directors of Greater Bay
                           since November 1996. He served as Chairman of the
                           Board of Greater Bay (formerly Mid-Peninsula
                           Bancorp) from 1994 until November 1996 and has
                           served as Chairman of the Board of MPB since 1987.
                           Mr. Matteson also serves as President of the
                           Matteson Companies, a diversified group of real
                           estate investment and property management
                           corporations located in Menlo Park. He has actively
                           involved himself in the real estate investment and
                           securities industries in the Palo Alto/Menlo Park
                           Area since 1959. Mr. Matteson is a member of the
                           Executive Committee of the Stanford Heart Council,
                           and serves as a trustee of the Palo Alto Medical
                           Foundation. As an appointee of the Governor, Mr.
                           Matteson is Vice President of the board of directors
                           of the Cow Palace. He is the Immediate Past-Chairman
                           of the National Multi-Housing Council, a group of
                           the leading apartment owners and managers throughout
                           the United States.
 James E. Jackson (63).... Director of Greater Bay since November 1996. He served as a director of Cupertino National Bancorp
                           from 1984 until November 1996 and was Chairman from
                           1984 until 1990. Mr. Jackson has been an attorney in
                           Cupertino since 1963. He serves on the Board of
                           Directors of the Foundation for Joint Venture
                           Silicon Valley and Foothill-De Anza Colleges
                           Foundation. He is also a former mayor of Cupertino,
                           California.
 Roger V. Smith (56)...... Director of Greater Bay since March 1998, Roger V.
                           Smith is President of Greater Bay's Venture Banking
                           Group. Mr. Smith was a principal founder of Silicon
                           Valley Bank in 1983, and served as its President and
                           Chief Executive Officer until 1993. He continued as
                           director of Silicon Valley Bancshares until 1995.
                           Mr. Smith has played a role as an early pioneer in
                           technology banking, both at Silicon Valley Bank and
                           as a leader of Wells Fargo Bank's Special Industries
                           Group in Palo Alto from 1973 to 1977. Mr. Smith
                           serves on the Board of Directors of Community
                           Foundation Silicon Valley, and also as a member of
                           the "Band of Angels," a group of Silicon Valley
                           private investors for emerging growth companies.

        NAME AND AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
        ------------            --------------------------------------------
CLASS II DIRECTORS

 George R. Corey (64)....... Director of Greater Bay since December 1997, Mr.
                             Corey served as Chairman of the PBC Board from
                             September 1981 until December 1997. Mr. Corey is
                             an attorney and partner with the law firm of
                             Corey, Luznich, Manos & Pliska of Millbrae,
                             California. Mr. Corey is also a former mayor of
                             San Bruno, California.
 John M. Gatto (60)......... Co-Chairman of Greater Bay since November 1996. He was a director of Cupertino National Bancorp from
                             1984 until November 1996 and has served as a
                             director of CNB since 1984. Mr. Gatto has been the
                             sole proprietor of Maria Enterprises, a
                             development consultant company, since December
                             1993. From 1984 to 1993, Mr. Gatto was an
                             architect for Cypress Properties, a real estate
                             development company.
 Dick J. Randall (66)....... Director of Greater Bay since November 1996. He served as a director of Cupertino National Bancorp
                             from 1984 to the date of its merger with Mid-
                             Peninsula Bancorp, and has served as a director of
                             CNB since 1984. Mr. Randall has been a private
                             investor and rancher since 1993. From 1962 until
                             his retirement in 1993, Mr. Randall served as the
                             president of The William Lyon Co., a real estate
                             development and construction company. Mr. Randall
                             was one of the founding directors of the New
                             Children's Shelter in San Jose, California.
 Donald H. Seiler (69)...... Director of Greater Bay since 1994 and of MPB since 1987. He is the founder and managing partner
                             of Seiler & Company, Certified Public Accountants,
                             in Redwood City and San Francisco. He has been a
                             certified public accountant in San Francisco and
                             the Peninsula area since 1952. He is presently a
                             director of Ross Stores, Inc. and is a past-
                             president of the Jewish Community Federation of
                             San Francisco, the Peninsula and Marin and Sonoma
                             Counties. He is on the board of directors of the
                             Peninsula Community Foundation.
CLASS III DIRECTORS
 Rex D. Lindsay (72)........ Vice-Chairman of the Board of Directors of Greater
                             Bay since November 1996. He served as a director
                             of Cupertino National Bancorp from 1984 until
                             November 1996 and has served as a director of CNB
                             since 1984. For approximately the past six years,
                             Mr. Lindsay has been a rancher and a private
                             investor.
 David L. Kalkbrenner (58).. President, Chief Executive Officer and director of
                             Greater Bay, and director of MPB. He has held such
                             positions with Greater Bay since 1994 and with MPB
                             since 1987. In addition, Mr. Kalkbrenner served as
                             President and Chief Executive Officer of MPB from
                             1987 until March 1998. He was employed by Crocker
                             National Bank from 1963 to 1986. From 1981 to
                             1986, he served as First Vice President and
                             Regional Manager of the Mid-Peninsula region, with
                             administrative offices located in Palo Alto. He
                             was responsible for the administration of 14 full-
                             service branches from San Carlos to Sunnyvale, a
                             business banking center in Palo Alto and the
                             private banking office, also located in Palo Alto.
                             From 1977 to 1981, he was Vice President and
                             Manager of the main office of Crocker National
                             Bank in Palo Alto. He is a member of the board of
                             directors of the College of Notre Dame and is a
                             former director of the Palo Alto Chamber of
                             Commerce and the Community Association for the
                             Retarded.
 Glen McLaughlin (63)....... Director of Greater Bay since November 1996. He served as a director of Cupertino National Bancorp
                             from 1984 until November 1996 and has served as a
                             director of CNB since 1984. Mr. McLaughlin has
                             also served as the Chairman of Venture Leasing
                             Associates, an equipment leasing company, since
                             December 1986.

        NAME AND AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
        ------------            --------------------------------------------
 Warren R. Thoits (75)..... Director of Greater Bay since 1994 and of MPB since
                            1987. He is a partner with the Palo Alto law firm
                            of Thoits, Love, Hershberger & McLean. He is a
                            native of Palo Alto and a graduate of Stanford
                            University and its School of Law. Mr. Thoits has
                            been very active in community and charitable
                            organizations, having served as President of the
                            Palo Alto Chamber of Commerce, the Palo Alto Rotary
                            Club and as Chairman of the Palo Alto Area Chapter
                            of the American Red Cross. He was formerly a member
                            of the board of directors of Northern California
                            Savings and Loan Association (now Great Western
                            Bank).

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FOUR CLASS I NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVE AMENDMENT TO OUR BYLAWS CHANGING THE PERMITTED NUMBER OF DIRECTORS

  Subject to shareholder approval, the Board has adopted an amendment to Greater Bay's Bylaws changing the range of the authorized number of persons serving on the Board, from a range of seven (7) to thirteen (13), to a range of nine (9) to seventeen (17). The Bylaws will continue to permit the Board to fix the exact number of directors within that range.

  Changing the range of directors as proposed would provide the Board with the flexibility to add to the Board qualified persons whose service on the Board would benefit Greater Bay without having to call a special meeting of shareholders or wait until the next scheduled annual meeting to amend the Bylaws.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO
SECTION 1 OF ARTICLE IV OF OUR BYLAWS.

PROPOSAL 3: RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998

  The Board of Directors has appointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as our independent public accountants for the year ending December 31, 1998, and shareholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. Coopers & Lybrand, our accountants for the year ended December 31, 1997, performed audit services for 1997 which included the examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission. All professional services rendered by Coopers & Lybrand during 1997 were furnished at customary rates and terms. Representatives of Coopers & Lybrand will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

  Prior to the November 1996 merger between Greater Bay (formerly Mid-Peninsula Bancorp) and Cupertino National Bancorp ("Cupertino"), Cupertino's independent accountants were Coopers & Lybrand and Mid-Peninsula Bancorp's independent accountants were KPMG Peat Marwick, LLP ("Peat Marwick"). On consummation of the merger, Mid-Peninsula Bancorp changed its name to Greater Bay Bancorp and on December 17, 1996, Greater Bay Bancorp changed its independent accountants by terminating its engagement of Peat Marwick and selecting Coopers & Lybrand as its independent accountants to audit its financial statements for the year ended December 31, 1996. The decision to terminate the engagement of Peat Marwick and select Coopers & Lybrand was unanimously recommended by the Audit Committee and approved by the Board of Directors. During the two most recent fiscal years and any subsequent interim period preceding the aforesaid change, there were no disagreements between Greater Bay and Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Peat Marwick would have caused them to make reference to the subject matter of the disagreement in their report.

  Peat Marwick's report on the financial statements for 1994 and 1995 contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except their report dated January 22, 1996, relating to the consolidated balance sheets of Mid-Peninsula Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, referenced other auditors. On October 7, 1994, Mid-Peninsula Bancorp acquired San Mateo County Bancorp on a pooling-of-interests basis. Peat Marwick did not audit the consolidated financial statements of San Mateo County Bancorp as of and for the year ended December 31, 1993. These statements, which were included in the 1993 restated consolidated financial statements, were audited by other auditors, whose report contained an explanatory paragraph regarding the adoption Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and SFAS No. 115, "Accounting for Certain Investments, Debt and Equity Securities." Peat Marwick's report, insofar as it relates to the amounts included for San Mateo County Bancorp, is based solely on the report of other auditors.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                                OTHER BUSINESS

  We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

                    INFORMATION ABOUT SHAREHOLDER PROPOSALS

  Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 1999 proxy statement, we must receive it, in a form which complies with
the applicable securities laws, on or before December   , 1998. Please address
your proposals to: Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303, Attention: Corporate Secretary.

                                          By order of the Board of Directors,

                                          /s/ Warren R. Thoits

                                          Warren R. Thoits,
                                          Corporate Secretary

April   , 1998

                              GREATER BAY BANCORP
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints David L. Kalkbrenner, Steven C. Smith and Warren R. Thoits, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of GREATER BAY BANCORP to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, on May 26, 1998, at 5:30 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
  1.ELECTION OF DIRECTORS.
   [_] FOR all nominees listed below (except as indicated to the contrary below).
   [_] WITHHOLD AUTHORITY to vote for all nominees listed below.
       Director nominees: George M. Marcus, James E. Jackson, Duncan L. Matteson and Roger V. Smith
       INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space below.
   ---------------------------------------------------------------------------
  2. APPROVAL OF AMENDMENT to Section 1 of Article IV of Greater Bay's Bylaws.
                      [_] FOR   [_] AGAINST   [_] ABSTAIN
  3. RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. as independent public accountants of Greater Bay for the year ending December 31, 1998.
                      [_] FOR   [_] AGAINST   [_] ABSTAIN
  4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Greater Bay or the Board of Directors at the meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                           PLEASE SIGN AND DATE BELOW
  The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF AMENDMENT TO THE BYLAWS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF AMENDMENT TO THE BYLAWS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                                                     Dated:______________, 1998

                                                     Signed: __________________

                                                     Signed: __________________

                                                       Please date this proxy
                                                     card and sign above ex-
                                                     actly as your name ap-
                                                     pears on this card. Joint
                                                     owners should each sign
                                                     personally. Corporate
                                                     proxies should be signed
                                                     by an authorized officer.
                                                     Executors, administra-
                                                     tors, trustees, etc.,
                                                     should give their full
                                                     titles.

          I (WE) WILL ___ WILL NOT ___ ATTEND THE MEETING IN PERSON.